UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ALCOA CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on May 6, 2020.

Meeting Information

ALCOA CORPORATION	Meeting Type: Annual Meeting

For holders as of: March 11, 2020

Date: May 6, 2020 Time: 10:00 a.m. EDT

Location: Fairmont Pittsburgh
Grand Ballroom
510 Market Street
Pittsburgh, PA 15222*
201 ISABELLA STREET, SUITE 500 PITTSBURGH, PA 15212	Directions: If you need directions to the annual meeting, please call the Fairmont Pittsburgh at (412) 773-8800. Directions can also be found at: www.fairmont.com/pittsburgh/.
You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com, scan the QR Barcode on the reverse side, or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

*Due to concerns relating to the public health impact of the coronavirus outbreak (COVID-19) and related travel, Alcoa Corporation is taking precautions and planning for the possibility that the 2020 Annual Meeting may be held at a different location or solely by means of remote communication (i.e., a virtual-only meeting) and with additional procedures to protect public health and safety. If we determine to hold the 2020 Annual Meeting in this manner, we will announce the decision in advance, and will provide details on how to participate at www.alcoa.com/investors. We encourage you to check this website prior to the 2020 Annual Meeting if you plan to attend.

See the reverse side of this notice to obtain proxy materials and voting instructions.

    Before You Vote

 How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
PROXY STATEMENT ANNUAL REPORT
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com, or scan the QR Barcode below.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. You will not otherwise receive a paper or e-mail copy.
There is NO charge for requesting a copy.
Please choose one of the following methods to make your request for this meeting and future meetings:

1) BY INTERNET: www.proxyvote.com
2) BY TELEPHONE: 1-800-579-1639
3) BY E-MAIL*: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 22, 2020 to facilitate timely delivery.

How To Vote Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote the shares in person at the meeting, you will need an admission ticket. Please follow the instructions in the proxy statement for obtaining an admission ticket. At the meeting, you will need to request a ballot to vote the shares.

Vote By Internet: Go to www.proxyvote.com or from a smartphone, scan the QR Barcode above. Have the information that is printed in the box marked by the arrow   (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Vote By Phone: You can vote by telephone by requesting a paper copy of the materials, which will include a proxy card that will provide instructions to vote the shares via telephone.

Voting Items

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE LISTED IN ITEM 1, FOR ITEMS 2 AND 3, AND AGAINST ITEM 4.

1.	Election of 12 directors to serve for a one-year term expiring in 2021		2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2020

	1a.	Michael G. Morris	3.	Advisory vote to approve 2019 named executive officer compensation

	1b.	Mary Anne Citrino	4.	Stockholder proposal to amend stockholder ability to act by written consent, if properly presented
	1c.	Pasquale Fiore

	1d.	Timothy P. Flynn

	1e.	Kathryn S. Fuller

	1f.	Roy C. Harvey

	1g.	James A. Hughes

	1h.	James E. Nevels

	1i.	Carol L. Roberts

	1j.	Suzanne Sitherwood

	1k.	Steven W. Williams

	1l.	Ernesto Zedillo